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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To STC Technologies, Inc.:

     As independent public accountants, we hereby consent to the use in this S-4 registration statement of our report dated January 26, 2000 included herein and to all our references to our Firm included in this registration statement.


                                             /s/ Arthur Andersen LLP
                                             -----------------------
                                             ARTHUR ANDERSEN LLP

Philadelphia, PA
August 7, 2000